*140503*

*140503*

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

| Filed in the office of | Document Number |
|---|---|
| Barbara K. Cegavske | 20180307157-74 |
| Barbara K. Cegavske<br>Secretary of State<br>State of Nevada | Filing Date and Time<br>07/10/2018 12:22 PM |
| | Entity Number<br>E0330902018-1 |

# Articles of Domestication

(PURSUANT TO NRS 92A.270)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

| | |
|---|---|
| 1. Entity Name and Type of Domestic Entity as set forth in its Charter Documents: | Toga Limited, a Delaware corporation |
| 2. Entity Name Before Filing Articles of Domestication: | Toga Limited |
| 3. Date and Jurisdiction of Original Formation: | October 23, 2003, Delaware |
| 4. Jurisdiction that Constituted the Principal Place of Business, Central Administration or Equivalent of the Undomesticated Entity Immediately Before Articles of Domestication: | Delaware |
| 5. Signature of Authorized Representative: | X [signature] Authorized Signature — 7/9/2018 Date |

Filing Fee: $350.00

***IMPORTANT:*** ***This document must be accompanied by the appropriate constituent document for the type of domestic entity described in article 1 above and the filing fees.***

*This form must be accompanied by appropriate fees.*